UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2026

Energy Vault Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

4165 East Thousand Oaks Blvd., Suite 100 Westlake Village, California 91362
(Address of principal executive offices Zip Code)

(805) 852-0000
Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NRGV	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On February 17, 2026, Energy Vault Holdings, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $140.0 million aggregate principal amount of 5.250% Convertible Senior Notes due 2031 (the “Notes”).

The Notes were issued pursuant to an indenture, dated February 17, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are general unsecured obligations of the Company and will mature on March 1, 2031, unless earlier converted, redeemed, or repurchased. Interest on the Notes will accrue at a rate of 5.250% per year from February 17, 2026 and will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2026. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding September 1, 2030 only under the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2026 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “Measurement Period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company issues a notice of redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption unless the Company makes an “all notes election” (as defined in the Indenture); or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after September 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes, at any time, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 193.1807 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $5.1765 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 27.5% above the last reported sale price of the Common Stock on the New York Stock Exchange on February 11, 2026. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who (x) elects to convert its Notes in connection with such a corporate event or (y) elects to convert its Notes called (or deemed called) for redemption or, if the Company makes an “all notes election,” elects to convert its Notes irrespective of whether such Notes are called (or deemed called) for redemption, in each case, in connection with such notice of redemption, as the case may be.

The Company may not redeem the Notes prior to March 5, 2029. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations described in the Indenture), at its option, on or after March 5, 2029, but only if the “liquidity condition” (as defined in the Indenture) is satisfied and the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $75.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption (unless the Company makes an “all notes election” with respect to such partial redemption, in which case such partial redemption limitation shall not apply). No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains certain other customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the outstanding Notes to be due and payable.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the text of the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Capped Call Transactions

On February 11, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “Option Counterparties”), pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K. The capped call transactions cover, subject to customary adjustments, the number of shares of Common Stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $8.12 per share (which represents a premium of 100% over the last reported sale price of the Common Stock of $4.06 per share on The New York Stock Exchange on February 11, 2026), and is subject to certain adjustments under the terms of the capped call transactions.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the capped call transactions contained herein is qualified in its entirety by reference to the text of the form of confirmation for the capped call transactions, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 above is incorporated herein by reference.

The shares of Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We do not intend to file a registration statement for the resale of the Notes or any shares of Common Stock issuable upon conversion of the Notes. We anticipate any such future issuances will be made in accordance with Section 3(a)(9) under the Securities Act

Item 3.02	Unregistered Sales of Equity Securities

The information under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description
4.1	Indenture, dated February 17, 2026, between Energy Vault Holdings, Inc. and U.S. Bank Trust Company as Trustee
10.1	Form of Confirmation for Capped Call Transactions
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: February 18, 2026	By:	/s/ Michael Beer
Name: Michael Beer
Title: Chief Financial Officer